UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 20, 2014

 CATAMARAN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

000-52073	98-0167449
(Commission File Number)	(IRS Employer Identification No.)

1600 McConnor Parkway Schaumburg, Illinois	60173-6801
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 282-3232

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Appointments

On March 20, 2014, the Board of Directors (the “Board”) of Catamaran Corporation, a corporation organized under the laws of the Yukon Territory, Canada (“Catamaran” or the “Company”), appointed, effective immediately, Jeffrey Park to the newly-created position of Executive Vice President, Operations and Michael H. Shapiro as Senior Vice President and Chief Financial Officer. Mr. Park will be Catamaran’s principal operating officer and Mr. Shapiro will succeed Mr. Park as Catamaran’s principal financial officer and principal accounting officer. On March 24, 2014, Catamaran issued a press release announcing these appointments, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Park, age 42, has served as Executive Vice President and Chief Financial Officer of the Company since March 2006. Prior to his appointment as Chief Financial Officer, Mr. Park was a member of the Board and was Senior Vice President of Covington Capital Corporation, a private equity venture capital firm.

There are no arrangements or understandings between Mr. Park and any other persons pursuant to which he was selected as Executive Vice President, Operations. There are also no family relationships between Mr. Park and any director or executive officer of the Company, and Mr. Park has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Park’s appointment as Executive Vice President, Operations, Mr. Park received an increase in annual base salary to $700,000 and an increase in his annual incentive target bonus to 100% of his annual base salary. In addition, Mr. Park received his 2014 annual equity grant under Catamaran’s Long Term Incentive Plan (the “LTIP”), which was granted as 50% performance-based restricted stock units, 25% time-based restricted stock units and 25% stock options, with an aggregate grant date fair value of $1.9 million.

Mr. Shapiro, age 43, has served as our Senior Vice President, Finance since February 2012. Prior to joining Catamaran, he was Vice President and Chief Financial Officer of Rexnord Corporation (NYSE: RXN), a global industrial company, from February 2010 to November 2011. Prior to that time, Mr. Shapiro served as Vice President, Finance and Business Development for the Renal Division of Baxter International Inc. (NYSE: BAX) (“Baxter”), a global medical device and biopharmaceutical manufacturer, since 2008. Mr. Shapiro, who joined Baxter in 1995, also held various other positions with Baxter, including Vice President, Corporate Financial Planning and Analysis; Vice President and Assistant Treasurer, Corporate Treasury; Director of Investor Relations, Corporate; Director of Global Operations Finance, BioScience Division; and Director of Global Operations Finance, BioScience Division. Mr. Shapiro, a certified public accountant, began his career at Deloitte & Touche LLP, a public accounting firm.

There are no arrangements or understandings between Mr. Shapiro and any other persons pursuant to which he was selected as Senior Vice President and Chief Financial Officer. There are also no family relationships between Mr. Shapiro and any director or executive officer of the Company, and Mr. Shapiro has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Shapiro’s appointment as Senior Vice President and Chief Financial Officer, Mr. Shapiro received an increase in annual base salary to $425,000 and an increase in his annual incentive target bonus to 70% of his annual base salary. In addition, Mr. Shapiro received his 2014 annual equity grant under the LTIP, which was granted as 50% performance-based restricted stock units, 25% time-based restricted stock units and 25% stock options, with an aggregate grant date fair value of $1.0 million.

Mr. Shapiro will continue to be subject to an existing employment agreement with the Company, dated February 12, 2012 (the “Shapiro Employment Agreement”). The material terms of the Shapiro Employment Agreement were unchanged, and included, among other things, that the initial term of the Shapiro Employment Agreement ended on December 31, 2012 and automatically renews for one-year periods unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Shapiro provides notice of intent not to renew at least 60 days prior to the expiration of the applicable renewal term. Any such notice provided by the Company that results in Mr. Shapiro ‘s employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Shapiro Employment Agreement). The Shapiro Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Shapiro Employment Agreement, in the event the Shapiro Employment Agreement terminates because of Mr. Shapiro ‘s Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Shapiro Employment Agreement), Mr. Shapiro would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company’s executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Shapiro Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Shapiro Employment Agreement), Mr. Shapiro would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company’s regular payroll schedule. If the Shapiro Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Shapiro Employment Agreement), Mr. Shapiro would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a lump-sum severance payment equal to one and one-half times his then-current annual base salary plus one times his incentive compensation bonus target at the time of termination.

Amended and Restated Employment Agreements

On March 20, 2014, Catamaran entered into amended and restated employment agreements with Mark A. Thierer and Mr. Park (the “A&R Employment Agreements”). The material terms of their respective existing employment agreements were unchanged, except (i) to eliminate the change of control single trigger “walkaway” cash severance, any and all excise tax gross-ups, and the evergreen contract duration of the agreements, (ii) to extend the period following a change of control in which the executives could receive change of control severance benefits from 12 months to 24 months and (iii) to extend the period in which the executives are subject to non-competition and employee and customer non-solicitation covenants from 12 months to 24 months following termination of employment, provided that the executives are eligible to receive severance benefits. In addition, beginning with the 2014 equity grants, in the event of a change of control of Catamaran, a qualifying termination of employment (or the acquirer’s failure to assume such awards) is required to accelerate the vesting of the equity awards (i.e., considered a “double trigger”). No unvested equity in the Company shall vest under either A&R Employment Agreement if the executive’s employment is terminated due to Termination by the Company for Cause (as defined in the A&R Employment Agreements) or a resignation by the executive that does not constitute a Resignation for Good Reason (as defined in the A&R Employment Agreements).

The foregoing description of the A&R Employment Agreements is qualified in its entirety by reference to the full text of the respective A&R Employment Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of March 20, 2014, among Catamaran Corporation, Catamaran LLC and Mark A. Thierer.

10.2	Amended and Restated Employment Agreement, dated as of March 20, 2014, among Catamaran Corporation, Catamaran LLC and Jeffrey Park.

99.1	Press release of Catamaran Corporation issued March 24, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 24, 2014

CATAMARAN CORPORATION

By:	/s/ Jeffrey Park
Name: Jeffrey Park Title: Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of March 20, 2014, among Catamaran Corporation, Catamaran LLC and Mark A. Thierer.

10.2	Amended and Restated Employment Agreement, dated as of March 20, 2014, among Catamaran Corporation, Catamaran LLC and Jeffrey Park.

99.1	Press release of Catamaran Corporation issued March 24, 2014.